Exhibit 10.3

SUBSCRIPTION AGREEMENT between Medium4.com, Inc., a Delaware corporation (the “Company”), and the person or entity whose name is set forth at the foot hereof (the “Subscriber”)

The Company is offering for sale, on the terms and conditions set forth below (the “Offering”), solely to “accredited investors” (as hereinafter defined) who are neither citizens, residents or domiciliaries of the United States of America, its territories or possessions, or of the Commonwealth of Puerto Rico, 1,000 shares (“Shares”) of Series A Preferred Stock of the Company (the “Preferred Stock”) for an aggregate price of US$1,000,000 (the “Offering Price”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.	SUBSCRIPTION FOR SHARES; REPRESENTATIONS BY SUBSCRIBER

1.1       Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase form the Company, and the Company agrees to issue and sell to the Subscriber, at the Offering Price, the number of Shares set forth at the bottom of page 5 hereof (the “Purchased Shares”). The Offering Price is payable by wire transfer to the Company in accordance with instructions to be given by the Company to the Subscriber at the time the Shares are subscribed for. The Company reserves the right to reject any subscription. Certificates evidencing the Shares will be issued to the Subscriber as soon as practicable after receipt of and collection by the Company of payment for the Purchased Shares, but in no event later than fifteen (15) days after collection.

1.2       The Subscriber recognizes that the purchase of Shares entails elements of risk in that (i) he may not be able to readily liquidate his investment; (ii) transferability is restricted; and (iii) in the event of a disposition, he could sustain the loss of his entire investment.

1.3       The Subscriber represents that he is an “accredited investor” within the meaning ascribed to such term in Rule 501 of Regulation D, promulgated under the U.S. Securities Act of 1933, as amended (the “Act”), and has initiated the provision(s) of Rule 501 attached as Schedule 1.3 hereto which are applicable to him. The Subscriber further represents that he is neither a citizen, resident or domiciliary of the United States of America, its territories or possessions, or of the Commonwealth of Puerto Rico.

1.4       The Subscriber acknowledges that he has prior investment experience such that he is able to evaluate the merits and risks of an investment in the Company, or that he has employed the services of an investment advisor to read the Disclosure Documents and to evaluate the merits and risks of such an investment on his behalf; that he recognizes the speculative nature of this investment; and that he is able to bear the economic risks he hereby assumes. The Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the U.S. Securities and Exchange Commission (“SEC”), (ii) Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2001, as filed with the SEC, and (iii) the risk factors relating to the Company’s operations and prospects, as set forth in the Company’s most recent registration statement on Form S-3, filed with the SEC, are collectively referred to as the “Disclosure Documents”. The Subscriber acknowledges that he or his representative(s) have read the Disclosure Documents. The Subscriber also acknowledges that he and his representative(s) have been afforded the opportunity to make, and has made, all inquiries as he and his representatives deemed appropriate with respect to the Company’s affairs and prospects.

1.5       The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC because of the Company’s representation that it is intended to be a non-public offering pursuant to Section 4(2) of the Act. The Subscriber represents that the Shares are being purchased for his own account, for investment and not for public distribution. The Subscriber understands that the Shares are unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

1.6       The Subscriber acknowledges that the certificate representing the Shares shall bear a legend in substantially the following form:

“The shares of Preferred Stock represented by this certificate, as well as those shares of Common Stock issuable upon conversion of the Preferred Stock, have not been registered under the U.S. Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of to any person or entity who is a citizen, resident or domiciliary of the United States of America, its territories or possessions, or of the Commonwealth of Puerto Rico, unless registered pursuant to the provision of that Act or an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with as available exemption from such registration.”

1.7       The Subscriber acknowledges that:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THAT ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

II.	REPRESENTATION AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Subscriber as follows:

2.1       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business which it presently conducts. The Company is duly qualified as foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect upon the condition, financial or otherwise, or on the results of operations, business affairs or business prospects of the Company.

2.2       The execution, delivery and performance of this Agreement by the Company (a) has been duly authorized and approved by the Board of Directors of the Company and all other necessary corporate action on the part of the Company in connection therewith has been taken and (b) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter documents or by-laws of the Company, (ii) any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (iii) any law, administrative regulation or court decree applicable to or binding upon the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

2.3       The Shares have been duly and validly authorized and, upon issuance against payment of the aggregate Offering Price, such Shares will be duly and validly issued, fully paid and non-assessable. The Shares of Common Stock, par value US $.01 per share, of the Company issuable upon conversion of the Shares (aggregating 20,000,000 shares of Common Stock if all of the Shares are converted) have been duly and validly authorized by the Board of Directors of the Company but have not as yet been authorized by the Company’s stockholders as required by applicable Delaware law. The Company covenants and agrees to convene a special meeting of its stockholders on or before December 31, 2001 to consider and vote upon a proposal to authorize such number of additional shares of Common Stock so as to permit full conversion of the Shares and will exert its best efforts to cause a majority in equity interest of its stockholders to vote in favor of such proposal thereat. No authorization, approval or consent of any court, governmental authority or agency is necessary in connection with the issuance by the Company of the Shares.

2.4       The Disclosure Documents are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.5       Since the respective date as of which information was given in the Disclosure Documents, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

III.	ABSENCE OF REGISTRATION RIGHTS

3.1       No rights to registration of the Purchased Shares (or those shares of Common Stock of the Company issuable upon conversion thereof) under the Act are being granted by the Company to the Subscriber.

IV.	MISCELLANEOUS

4.1       Any notice, request, advice, consent or other communication given hereunder shall be given in writing and sent by overnight delivery service or registered or certified mail, return receipt requested, and addressed as follows: if to the Company, to it at 1220 Collins Avenue, Suite 100, Miami Beach, Florida 33139 United States of America, Attention: Jonathan Braun, Chief Executive Officer; and if to the Subscriber, to him at his address indicated below his signature to this Agreement. Notices so given shall be deemed to have been given on the earlier to occur of actual receipt or three business days after the date of such mailing, except for notices of change of address, which shall be deemed to have been given when received.

4.2       This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

4.3       This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns, including, without limitation, affiliates of the Subscriber who acquire Shares. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4       References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

4.5       This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

4.6       This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

Inter Asset Japan LBO	Medium4.com, Inc.

Partnership Fund No. 1

(The Executive Partner)

Inter Asset Japan Co., Ltd.

President: Alan Margerison	By:	/s/ Jonathan Braun
Name:	Jonathan Braun
Title:	Chief Executive Officer

/s/ Alan Margerison

Date of Acceptance

of Subscription

FOR INDIVIDUAL SUBSCRIBERS

_________________________	_________________________
Signature of Subscriber	Address of Subscriber

_________________________	_________________________
Name of Subscriber	Date of Subscription

[Please Print]

_________________________

Number of Shares subscribed for

FOR PARTNERSHIP, CORPORATION OR TRUST SUBSCRIBERS

Inter Asset Japan LBO Partnership

Fund No. 1

_________________________	_________________________
Print exact name of Corporation,	Address of Subscriber

Partnership, Trust or other

business entity

By: /s/ Alan Margerison	_________________________
Authorized Signatory	Date of Subscription

(The Executive Partner)

Inter Asset Japan Co., Ltd.

President: Alan Margerison

_________________________

Print Name and Title

1,000 Shares of Class A Preferred Stock

Number of Shares subscribe for